UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ x ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

National Health Investors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x ]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024

On April 4, 2024, National Health Investors, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission in connection with the Company’s Annual Meeting of Stockholders to be held on May 22, 2024 (the “Annual Meeting”). This proxy statement supplement (the “Supplement”) dated May 6, 2024, supplements the Proxy Statement and should be read together with the Proxy Statement. Other than as described in this Supplement, no changes have been made to the Proxy Statement.

Dear Fellow Stockholders,

At our Annual Meeting, our stockholders will vote on three proposals: (i) to re-elect three directors, D. Eric Mendelsohn, Charlotte A. Swafford and Robert T. Webb, each of whom are current directors of the Company; (ii) to approve, on an advisory basis, the compensation paid to our named executive officers; and (iii) to ratify the Audit Committee’s selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Our Board of Directors (the “Board”) recommends a vote FOR each of the nominees for election to our Board, FOR the advisory approval of the compensation of our named executive officers, and FOR the ratification of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Your vote is very important, and we respectfully ask for your support in voting in accordance with our recommendations on all of the proposals submitted for your consideration at our Annual Meeting.

We are writing to specifically ask for your support of Proposal 1 (Election of Directors) in voting FOR the re-election of all of our director nominees, to provide additional information in support of this proposal, and to provide additional information about our use of a proxy solicitor in the solicitation of proxies for the Annual Meeting.

Election of Directors

We are aware that Land & Buildings Capital Management, LLC (“L&B”) has announced that it intends to vote “against” incumbent directors, Robert Webb and Charlotte Swafford, who are up for election at the Annual Meeting, and has urged other stockholders to do the same. We understand that this announcement is based on several concerns set forth in L&B's announcement, including the fact that the Company has a classified Board; L&B’s belief that there is a need for additional disinterested directors; and its belief that the Company needs to take steps to refresh the Board. After discussing internally and with other stockholders, we are providing you with additional information on our response to stockholders' concerns. We ask that you reject L&B’s request and vote FOR the re-election of all of our directors in Proposal 1.

Board’s Response

The Board is committed to listening to its stockholders and management regularly reaches out to stockholders. In March 2024, after concerns raised by certain stockholders, including L&B, and as disclosed in the Proxy Statement, the Company appointed Tracy M.J. Colden, its newest disinterested director, as the new chairperson of the Nominating and Corporate Governance Committee effective immediately following the Annual Meeting. L&B also expressed concerns about the upcoming expiration of the current lease with National HealthCare Corporation. As the Company has previously disclosed, the Company has a related party policy in which any decisions by the Board where Directors have an interest are only addressed by the disinterested Directors with no participation by the interested Directors. The Company will establish a committee of disinterested Directors to address any potential related party transactions. As a result of the L&B announcement, the Board determined on May 3, 2024 to take the following additional steps in response to stockholders’ concerns:

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1.The Board has committed to submitting to the Company’s stockholders at the 2025 annual meeting, a proposal to amend the Company’s Articles of Incorporation to remove the classified board structure.

2. The Board has instructed the Nominating and Corporate Governance Committee to promptly commence a search for a new disinterested director.

3. The Board has instructed the Nominating and Corporate Governance Committee to begin the process of evaluating the Company’s Board composition and potential term limits and retirement age requirements.

As noted above, the actions of the Nominating and Corporate Governance Committee will be led by Ms. Colden. The Board and management are committed to continuing to consider and evaluate stockholder concerns in the future. Based on the Company’s response to stockholders’ concerns as described above and for the reasons stated in our Proxy Statement, we ask you to vote “FOR” the re-election of all of our directors in Proposal 1.

Engagement of Proxy Solicitor

Subsequent to filing the Proxy Statement, the Company engaged Morrow Sodali LLC (“Morrow Sodali”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. The Company has agreed to pay Morrow Sodali fees not to exceed $135,000, plus associated expenses, for these and related services.

If you have any questions concerning the Annual Meeting or the Proxy Statement, or need help voting your shares of Company Common Stock, please contact Morrow Sodali:

Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: NHI@investor.morrowsodali.com

Important Information

This Supplement should be read in conjunction with the Proxy Statement, which we encourage you to read carefully and in its entirety before making a voting decision. This Supplement does not change or update any of the other disclosures contained in the Proxy Statement. Except as supplemented by the information in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement is different from information contained in the Proxy Statement, the information contained in this Supplement supersedes the information contained in the Proxy Statement. Any capitalized terms used but not defined herein have the meanings assigned to them in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and please vote as soon as possible using one of the methods described in the Proxy Statement.

If you have already returned your proxy or provided your voting instructions pursuant to the Internet or telephone voting options, or by mail, you do not need to take any action unless you wish to change your vote. You may change your vote by (1) providing later-dated voting instructions pursuant to the Internet or telephone voting options, (2) delivering another later-dated proxy card, or (3) voting during the Annual Meeting. If your shares of Company common stock are held in street name with a brokerage firm, you should contact your broker regarding changing your voting instructions. If you need any help with any of these items, please reach out to our proxy solicitor, Morrow Sodali as provided above.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts or current facts, including statements about our plans, initiatives, goals, commitments, expectations or prospects and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “commits,” “likely” and other similar expressions, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or outcomes to differ materially from those projected or contemplated in the forward-looking statements. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no obligation to revise or update any of the forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

We thank you for your continued support and interest in National Health Investors, Inc.

Sincerely,

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President, Chief Executive Officer and Director

THESE MATERIALS ARE BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE BEING MADE AVAILABLE TO STOCKHOLDERS ON MAY 6, 2024 AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

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